Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated September 29, 2025, with respect to the financial statements of FreeCast, Inc. for the years ended June 30, 2025, and 2024, in this Registration Statement on Form S-1/A relating to the registration of 19,782,084 Shares of Class A Common Stock. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

September 29, 2025